Exhibit 5.3

GONZÁLEZ CALVILLO, S.C.

ATTORNEYS AT  LAW

MONTES URALES NO. 632 , 3TH FLOOR

LOMAS DE CHAPULTEPEC

11000, MEXICO, D.F.

PH. (5255) 5202 7622

FX. (5255) 5520 767

WWW.GCSC.COM.MX

April 13, 2007

Masonite International Inc.

Masonite Corporation

Masonite International Corporation

Masonite México, S.A. de C.V.

Masonite International Inc., Masonite Corporation, Masonite International Corporation, Masonite México, S.A. de C.V.

We have acted as counsel to Masonite México, S.A. de C.V. (“Local Guarantor”) in connection with the Registration Statement on Form F-4 (the “Registration Statement”) filed by Masonite Corporation (“Masonite US”) and Masonite Canada, as issuers, and certain guarantors, including Local Guarantor with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to: (i) the issuance by Masonite US of up to $412,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2015 (collectively, the “US Notes”); (ii) the issuance by Masonite Canada of up to $358,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2015 (collectively, the “Canadian Notes” and, together with the US Notes, the “Notes”); (iii) the issuance by the Local Guarantor of a guarantee (the “US Guarantee”) along with the issuance by certain other guarantors of guarantees with respect to the US Notes; and (iv) the issuance by Local Guarantor of a guarantee (the “Canadian Guarantee” and together with the US Guarantee, the “Guarantees”) along with the issuance by certain other guarantors of guarantees with respect to the Canadian Notes.

The US Notes and the US Guarantee in respect thereof will be issued under and pursuant to the Indenture (the “US Indenture”), dated as of October 6, 2006 among Masonite US, as issuer, and certain guarantors, including the Local Guarantor, and The Bank of New York, as trustee (the “Trustee”), governing the US Notes. The Canadian Notes and the Canadian Guarantee in respect thereof will be issued under and pursuant to the Indenture (the “Canadian Indenture” and, together with the US Indenture, the “Indentures”), dated as of October 6, 2006 among Masonite Canada, as issuer, and certain guarantors, including Local Guarantor, and the Trustee, governing the Canadian Notes.

The US Notes are being offered in exchange for the unregistered Senior Subordinated Notes due 2015 of Masonite US and the Canadian Notes are being offered in exchange for the unregistered Senior Subordinated Notes due 2015 of Masonite Canada.

As counsel to the Local Guarantor, we have examined executed copies of, but have not participated in the negotiation, preparation (except with respect to certain matters, other than tax matters), governed by the United Mexican States laws or settlement of:

(a)                      the Registration Statement; and

(b)                     the Indentures.

We understand that, when issued, the US Notes will be unconditionally guaranteed on an unsecured, senior subordinated basis by Local Guarantor, among others, and that, when issued, the Canadian Notes will be unconditionally guaranteed on an unsecured, senior subordinated basis by Local Guarantor, among others. The US Guarantee is described and included in the US Indenture and the Canadian Guarantee is described and included in the Canadian Indenture.

We have examined such records of Local Guarantor, such certificates of officers of Local Guarantor, public officials and others and originals, copies or facsimiles of such other agreements, instruments, certificates and documents as we have deemed necessary or advisable as a basis for the opinions express below. In particular, as to certain matters of fact relevant to the opinions expressed below, we have relied on certificates of officers of Local Guarantor, copies of which have been provided to you.

For the purposes of our opinions expressed below, we have assumed (without independent investigation or verification):

(a)                      the genuineness of all signatures (whether on originals or copies of documents);

(b)                     the legal capacity of all natural persons;

(c)                      the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as notarial, certified, conformed, photostatic or facsimile copies thereof;

(d)                     that there have been no erroneous statements of fact made in any certificates of public officials, and we have relied on the completeness and accuracy of the public records and the currency of the information contained therein as of the dates indicated therein, although such records are known on occasion to contain errors and to be otherwise incomplete; and

(e)                      the completeness and accuracy of all statements of fact set forth in the certificates of officers of Local Guarantor.

Based and relying upon and subject to the foregoing, we are of the opinion that as at the date hereof:

1.                         Local Guarantor is validly existing under the law of the United Mexican States as evidenced in public deed number 43,560, dated January 26, 1996, granted before Mr. Jesús Montaño García, Notary Public 60 of Monterrey, Nuevo León, which first official copy was registered before the Public Registry of Commerce of said city, and has duly authorized, executed and delivered the Indentures in accordance with the laws of the United Mexican States.

On July 29, 2002 the Local Guarantor’s shareholders held a General Extraordinary Shareholders Meeting in which were approved, among others, the total amendment of the by-laws of the company, including to change of the corporate name, such minutes were formalized on public deed 61,277 dated July 31, 2002, granted before Mr. F. Javier Gutiérrez Silva, Notary Públic 147 of Mexico City, Federal District and duly registered before the Public Registry of Commerce of Mexico City, Federal District.

2.                         The execution, delivery and performance by Local Guarantor of the Indentures and the Guarantees do not and will not violate the laws of Mexico City, Federal District or any other applicable laws.

3.                         The execution, delivery and performance by Local Guarantor of the Indentures and the Guarantees do not and will not constitute a breach or violation of any agreement or instrument that is binding upon Local Guarantor.

4.                         The execution and delivery by Local Guarantor of the Indentures and the performance of Local Guarantor’s respective obligations thereunder have been duly authorized by all necessary corporate action on the part of Local Guarantor and each of the Indentures has been duly executed and delivered (to the extent such delivery is governed by the laws of the United Mexican States) by Local Guarantor.

5.                         The Guarantees have been duly authorized by Local Guarantor.

We express no opinion as to any laws other than the laws of Mexico in effect as of the date hereof. We express no opinion as to the rights, obligations or other matters arising subsequent to the date hereof, and we assume no obligation to advise you, your counsel or any other person or entity of any changes to our opinion subsequent to the date hereof.

The opinions expressed above are rendered solely for the benefit of the addressees in connection with the transactions herein described and may not be used or relied upon by you for any other purpose or used or relied upon by any other person for any purpose whatsoever without our prior written consent except that copies of this opinion letter may be furnished to your counsel Simpson Thacher & Bartlett LLP, which may rely upon the opinions set forth herein as though addressed to it. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Registration Statement on F-4 (the “Registration Statement”) filed by the Company and the Local Guarantor with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Yours very truly,

/s/ González Calvillo, S.C.

GONZÁLEZ CALVILLO, S.C.